Exhibit 10.1

NPS Pharmaceuticals, Inc.

Nonemployee Director Compensation Program

Article 1. Establishment, Purpose, and Duration

1.1   Establishment of this Program. NPS Pharmaceuticals, Inc. ("NPS" or the "Company") hereby establishes this compensation program for its Nonemployee Directors under the NPS Pharmaceuticals, Inc. 2005 Omnibus Incentive Plan ("Omnibus Plan") to be known as the "NPS Pharmaceuticals, Inc. 2007 Nonemployee Director Compensation Program" (the "Program"), as set forth in this document.

1.2   Purpose of this Program. The Company has implemented this Program for its Nonemployee Directors, which consists of the payment of nonretainer fees, retainer fees and meeting fees in the form of Deferred Stock Units. A description of Nonemployee Director Compensation currently in effect is attached hereto as Appendix A. The purpose of this Program is to advance the interests of the Company and its stockholders by compensating its Nonemployee Directors with Deferred Stock Units instead of cash.

1.3   Duration of this Program. This Program shall commence on January 1, 2007 and shall remain in effect, until terminated by the Board of Directors pursuant to Article 10.

Article 2. Definitions

Capitalized terms not otherwise defined in this Program or an Award Agreement between the Company and a Nonemployee Director will have the meanings set forth in the Omnibus Plan.

For purposes of this Program, the following definitions will control:

2.1   "Common Stock" means a share of common stock of the Company, par value of $.001 per share.

2.2   "Compensation" means all remuneration payable to a Nonemployee Director for services to the Company as a Nonemployee Director, other than reimbursement for expenses, and shall include (a) nonretainer fees for serving on the Board in general and is not tied to committee appointments, meeting attendance or specific services, (b) retainer fees for service on the Board, (c) fees for serving as chairman of the board, (d) fees for serving as chairman of a committee of the Board, (e) fees for attendance at meetings of the Board, (f) fees for attendance at meetings of any board committees of which the director is a member, or the visiting chairman of the board, (g) compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee thereof or a member of the Company's Chief Executive Office or the Chairman of the Board, and (h) any other kind or category of fees or payments which may be put into effect in the future.

2.3   "Deferred Stock Unit" or "DSU" represents an obligation of the Company to issue a share of Common Stock to a Nonemployee Director in the future.

2.4   "Disabled" or "Disability" means a Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant's employer.

2.5   "Fair Market Value" for purposes of this Program means the closing price of a share of Common Stock as reported on the Nasdaq Stock Market.

2.6   "Participant" means a Nonemployee Director of the Company.

2.7   "Restricted Stock Unit" or "RSU" represents an obligation of the Company to issue a share of Common Stock to a Nonemployee Director after a one year vesting term.

2.8   "Specified Participant" means a Participant described in Code Section 416(i) without regard to paragraph (5) thereof.

Article 3. Administration

3.1 General. The Program shall be administered by or under the direction of the Board unless and until the Board delegates administration to a committee of the Board. The Board may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Board. The Board shall have full and exclusive discretionary power to interpret the terms and the intent of this Program and any Award Agreement or other agreement or document ancillary to or in connection with this Program, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Program as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Program or any Award Agreement, and adopting modifications and amendments to this Program or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation.

(a) The Board may delegate administration of the Plan to a Board committee composed of not fewer than two members. All members of such committee shall be Nonemployee Directors, to the extent necessary to comply with the applicable provisions of Rule 16b-3, Section 162(m) and the listing requirements of the Nasdaq Stock Market. If administration is delegated to a committee, the committee shall have, in connection with the administration of the Program, the powers theretofore possessed by the Board (and references in this Program to the Board shall in such event, be to the committee), subject, however, to such resolutions, not inconsistent with the provisions of the

Program, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and revest in the Board the administration of the Program.

(b) The Board may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Board or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Board or such individuals may have under this Program.

Article 4. Participation

Every Nonemployee Director shall participate in this Program. Each Nonemployee Director may elect to receive 100 percent of the retainer fees in Deferred Stock Units instead of cash. To be effective, such election shall be made no later than December 31 of the calendar year preceding the calendar year in which the annual retainer fees are payable. Such election is irrevocable with respect to the annual retainer fees payable in the next calendar year. A new Nonemployee Director may elect to receive 50 percent of the pro-rated annual fees payable in his initial year on the Board in Deferred Stock Units instead of cash only if the election is made prior to his appointment to the Board.

Article 5. Compensation

5.1 Issuance of Deferred Stock Units.

(a) Retainer Fees. Retainer fees for service on the Board and/or a Committee of the Board shall be payable in cash, except that in the case of a Nonemployee Director who has made an election under Article 4 to receive 100% of the retainer fees in DSUs. The number of DSUs issuable to a Nonemployee Director for retainer fees shall be equal to the quotient obtained by dividing the amount of the retainer fees payable in DSUs by the Fair Market Value of a share of Common Stock on the date such fees are due and payable. Retainer fees are due and payable on the next business day after the Company's annual meeting of stockholders. New Nonemployee Directors shall receive prorated retainer fees valued on the date of appointment to the Board. The retainer fees shall be paid quarterly on January 15th, April 15th, July 15th, and October 15th. If the 15th is a weekend or holiday, then the DSUs will be valued and awarded on the next business day.

(b) Nonretainer Fees. Nonretainer fees shall be paid in RSUs, except that in the case of a Nonemployee Director who has made an election under Article 4 to receive 100% of the retainer fees in DSUs. The Nonretainer Fees awarded to each Nonemployee Director shall be awarded annually. New Nonemployee Directors shall receive prorated nonretainer equity compensation valued on the date of appointment to the Board.

The number of RSUs or DSUs issuable annually to a Nonemployee Director for his or her Nonretainer Equity Compensation shall be equal to the quotient obtained by dividing the total annual installment payable in DSUs for that year by the Fair Market Value of a share of Common Stock on the installment due date.

Article 6. Restricted Stock Units and Deferred Stock Units

6.1 Award Agreement. Each Nonemployee Director who receives Restricted Stock Units and/or Deferred Stock Units shall execute and deliver to the Company an agreement evidencing acceptance of the terms, conditions and restrictions applicable to such RSU and/or DSUs.

6.2 Dividends. If the Company pays a cash dividend with respect to the Common Stock at any time while RSUs and/or DSUs are credited to a Nonemployee Director's account, there shall be credited to the Nonemployee Director's account additional RSUs and/or DSUs equal to the cash dividend the Nonemployee Director would have received had he or she been the actual owner of shares of Common Stock equal to the number of RSUs and/or DSUs then credited to the Nonemployee Director's account, divided by the Fair Market Value of one share of Common Stock on the dividend payment date.

6.3 Unfunded and Nonassignable. The Company's obligation with respect to RSUs or DSUs shall not be funded or secured in any manner, nor shall a Nonemployee Director's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

6.4 Voting Rights. A Nonemployee Director shall not be entitled to any voting or other stockholder rights as a result of the credit of RSUs or DSUs to the Nonemployee Director's account until certificates representing shares of Common Stock are delivered to the Nonemployee Director (or his or her designated beneficiary or estate) hereunder.

Article 7. Distributions

7.1 Form of Distribution. All distributions of Restricted Stock Units and Deferred Stock Units shall be paid in a single distribution of Common Stock.

7.2 Distributions of DSUs. Compensation under this Program for DSUs shall be distributed within 30 days of the earliest to occur of the following:

(a) separation from service (as determined by the Secretary of the United States Treasury), except that in the case of Specified Participants, distributions may not be made earlier than the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the Participant);

(b) the date the Participant becomes disabled pursuant to Section 2.3;

(c) death; or

(d) to the extent provided by the Secretary of the United States Treasury, a sale of substantially all the assets of the company.

Compensation under this Program for RSUs shall be distributed within 30 days of vesting of such RSUs.

7.4 Disability. A distribution payable by reason of a Participant's Disability shall be paid within 30 days following the date the Participant's Disability occurs.

7.5 Death. If a Participant dies before complete distribution of his or her Deferred Stock Units under this Program has occurred, the Participant's undistributed Deferred Stock Units shall be paid in a single distribution of Common Stock to his or her designated beneficiary. If there is no designated beneficiary, the Common Stock shall be paid to the Participant's estate.

7.6 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Program does not permit the acceleration of the time or schedule of any distribution under this Program, except as provided by the Secretary of the United States Treasury for purposes of meeting the requirements of Code Section 409A.

Article 8. Source of Shares of Common Stock Issuable Under this Program

The Shares of Common Stock payable in settlement of RSUS or DSUs to Nonemployee Directors under this Program shall be paid from shares of Common Stock reserved or available for issuance under the Omnibus Plan or any other plan approved by stockholders under which Nonemployee Directors are eligible to be granted shares.

Article 9. Amendment

This Program may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation and no such amendment shall result in a failure to meet the requirements of Code Section 409A. No amendment of this Program shall materially and adversely affect any right of any Participant with respect to any RSUs or DSUs theretofore credited without such Participant's written consent, except that the Board may amend this Program to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Program to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 10. Termination

This Program shall terminate upon the adoption of a resolution of the Board terminating this Program. No termination of this Program shall materially and/or adversely affect any of the rights or obligations of any Nonemployee Director without his or her consent with respect to any DSUs theretofore credited under this Program. In addition, no such termination shall result in a failure to meet the requirements of Code Section 409A.

Article 11. Inclusion in Income

If at any time during a taxable year this Program fails to meet the requirements of a nonqualified deferred compensation plan pursuant to the Internal Revenue Code and Treasury regulations thereunder and results in the assessment of the additional tax and/or interest under Code Section 409A, all Compensation deferred under this Program to which such additional tax and/or interest is applied shall be distributed in a single sum as soon as practicable.

Article 12. Tax Withholding

12.1   Tax Withholding. The Company shall have the power and the right to require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

12.1   Stock Withholding. With respect to withholding required upon any other taxable event arising as a result of the RUSs and DSUs granted hereunder, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold RSUs or DSUs, as applicable, having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 13. Miscellaneous Provisions

13.1   Neither this Program nor any action taken hereunder shall be construed as giving any Nonemployee Director any right to be retained in the service of the Company.

13.2   A Participant's rights and interest under this Program may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant in this Program shall be subject to any obligation or liability of such Participant.

13.3   No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

13.4   The expenses of this Program shall be borne by the Company.

13.5   This Program shall be unfunded. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of shares of Common Stock hereunder.

13.6   By accepting any RSUs or DSUs hereunder, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Program by the Company or the Board.

13.7   The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

13.8   The provisions of this Program shall be governed by and construed in accordance with the laws of the State of Delaware.

13.9   Headings are given to the sections of this Program solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Program or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

APPENDIX A
to the
NPS PHARMACEUTICALS, INC.
Nonemployee Director Deferred Compensation Program

2012 NONEMPLOYEE DIRECTOR FEES
I.	Fees

	A.	Retainer Fees.

		Annual Retainer (payable quarterly in cash or DSUs)	$60,000
		Board Chairman Annual Retainer (payable quarterly in cash or DSUs)	$30,000
		Committee Chair Annual Retainer (payable quarterly in cash or DSUs)	$10,000

	B.	Nonretainer Fees.
		Nonretainer fees (payable annually in RSUs or DSUs)	$125,000

II.	Award Dates

	A.	Retainer Fees. Retainer fees are due and payable on the 15th day of the month following the
		quarter in which they were earned. If the 15th is not a business day, then such fees are due and
		payable the following business day.

	B.	Nonretainer Fees. Nonretainer fees are due and payable annually at such time as the Board .
		decides in its sole discretion.